PETMED EXPRESS, INC.
QUARTER ENDED SEPTEMBER 30, 2010
CONFERENCE CALL TRANSCRIPT
OCTOBER 18, 2010 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Incorporated, doing business as 1-800-PetMeds, conference call to review the financial results for the second fiscal quarter ended on September 30, 2010. At the request of the company, this conference call is being recorded.  Founded in 1996, the 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and nonprescription pet medications, and other health products for dogs, cats, and horses direct to the consumer.  1-800-PetMeds markets its products through national television, online, direct mail, and print advertising campaigns, which direct consumers to order by phone or on the Internet and aim to increase the recognition of the “PetMeds” family of brand names. 1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering, and rapid home delivery.  At this time, I would like to turn the call over to the company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. I would like to welcome everyone here today. Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I'd like to remind everyone that the first portion of this conference call will be listen-only, until the question-and-answer session, which will be later in the call.  Also certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance, or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today’s speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you, Bruce. Welcome, everyone, and thank you for joining us. Today we'll review the highlights of our financial results. We'll compare our second quarter and six months ended on September 30, 2010 to last year’s quarter and six months ended on September 30, 2009.  For the second fiscal quarter ended on September 30, 2010, our sales were $61.2 million compared to sales of $62.4 million for the same period the prior year, a decrease of 1.9%. For the six months ended on September 30, 2010, sales were $135.6 million compared to $139.6 million for the six months the prior year, a decrease of 2.9%. The decrease was due to decreased new orders offset by increased reorders. For the second fiscal quarter, net income was $5.0 million, or $0.22 diluted per share compared to $6.3 million, or $0.28 diluted per share for the same quarter the prior year, a decrease to earnings per share of 20%. For the six months, net income was $12.2 million, or $0.54 diluted per share compared to $14.3 million, or $0.63 diluted per share a year ago, a decrease to earnings per share of 15%. The decrease was due to lower sales and a decrease in gross profit margins as a result of more aggressive sales promotions.

Exhibit 99.1 Page 1 of 7

Reorder sales increased by 4.6% to $47.9 million for the quarter compared to reorder sales of $45.8 million for the same quarter the prior year. For the six months, the reorder sales increased by 5.7% to $105.5 million compared to $99.8 million for the same period last year.  New order sales decreased by 20% to $13.4 million for the quarter compared to $16.7 million for the same period the prior year. For the six months, the new order sales decreased by 24% to $30.1 million compared to $39.8 million for the same period last year. The decreases were due to increases in customer acquisition costs due to higher advertising costs and decreases in response rates.

We acquired approximately 185,000 new customers in our second fiscal quarter compared to 233,000 for the same period the prior year. And we acquired approximately 404,000 new customers in the six months compared to 530,000 for the same period a year ago.  Our average order was approximately $79 for the quarter compared to $78 for the same quarter the prior year. Our online sales increased by 4.1% to $43.9 million for the quarter compared to $42.2 million for the same quarter the prior year. And approximately 72% of our sales were generated on our Web site for the quarter compared to 67% for the same period the prior year.  The seasonality in our business is due to the proportion of flea, tick, and heartworm medications in our product mix. Spring and summer are considered peak seasons, with fall and winter being the off season.

For the second fiscal quarter and for the six months, our gross profit as a percent of sales was 36.5% compared to 37.9% for the same period a year ago. The percentage decrease can be attributed to more aggressive sales promotions and increased product costs.  Our general and administrative expenses as a percent of sales were relatively flat compared to the same periods the prior year at approximately 9.3% for the second fiscal quarter and 8.8% for the six months.

For the quarter, we spent $8.6 million in advertising compared to $7.8 million for the same quarter the prior year, an increase of 11%. For the six months, we spent $17.4 million in advertising compared to $17.6 million a year ago.  The increase for the quarter was due to our having to pay more to advertise, which resulted in an increase in the advertising cost of acquiring a customer, $46 for the quarter compared to $33 for the same quarter the prior year. For the six months, it was $43 compared to $33 for the same period a year ago.

Our working capital increased by $5.4 million to $84.8 million since March 31, 2010. The increase can mainly be attributed to cash flow generated from operations offset by dividends paid and stock repurchases.  We had $60.5 million in cash and cash equivalents, $10.1 million in short-term investments, $12.4 million in long-term auction rate securities investments, and $14.7 million in inventory with no debt as of September 30, 2010.  Net cash from operations for the six months was $26.7 million. Capital expenditures for the six months were approximately $300,000.  In accordance with our share repurchase program, we repurchased approximately 222,000 shares, paying approximately $3.5 million during the quarter, and we repurchased approximately 260,000, paying approximately $4.2 million in the six months.

This ends the financial review. Operator, we are ready to take questions.

Exhibit 99.1 Page 2 of 7

Coordinator:

Thank you. We will now begin the question-and-answer session. If you'd like to ask a question, please press star 1. Make sure your phone is un-muted and record your name for introduction. To withdraw your request, you may press star 2. Once again, for a question or a comment at this time, please press star 1, one moment while we wait for questions.  Thank you. And our first question or comment comes from Mitch Bartlett. Please state your company name.

Mitch Bartlett:

Craig-Hallum. Good morning.

Mendo Akdag:

Good morning.

Mitch Bartlett:

So I'd like to focus on advertising. Could you talk about your strategies on advertising? Have they involved the amount of money that is being directed towards TV-based advertising versus Internet or any changes? And at what point do you kind of curtail the advertising? What is your cost to customer acquisition kind of threshold or thought process behind that?

Mendo Akdag:

We spend as you know on television, online, and print. It’s a multichannel approach. And - but TV has been the predominant advertising method. The channels complement each other. And it’s difficult to shift dollars in a cost-effective manner.  I would say we spent a little bit more dollar-wise on television and print compared to the same quarter last year.  As far as how it’s going to shape up going forward, my guess right now would be we'll probably be to - will be between what we - the $46 and $33. I would - my guess would be about low 40’s at this time.

Mitch Bartlett:

For the upcoming quarter or kind of your…

Mendo Akdag:

I can't tell you about the quarter. Just in the short term and in the next six months or so, that’s - that would be my best guess.

Mitch Bartlett:

Very good. Thank you.

Coordinator:

Thank you. Our next question or comment comes from Michael Kupinski. And please state your company name.

Michael Kupinski:

Noble Financial, just to follow up on that question, I noticed in checking the advertising, it seems like you stepped up advertising a little bit, maybe more so in the third quarter - or in the third quarter than you did in the fiscal second quarter. I was wondering if you can comment about that. And then secondly, it seems that some of the advertising is being placed on some of the broadcast networks and I was just wondering if - in syndicated programming.  I was just wondering if you had any changes in your strategy in terms of advertising and looking at other cost-effective measures on broadcast mediums.  And, you know, let’s start there.

Mendo Akdag:

We always test. We've done broadcast advertising in the past, too, so that’s nothing new. In September quarter, yes, we were a bit more aggressive. And our focus is shifting to the revenue, growing the top line. So I anticipate us to be more aggressive, especially next spring, to advertise more. But we also paid more, so.

Exhibit 99.1 Page 3 of 7

Michael Kupinski:

And in terms of - I kind of thought that you guys were testing new creative and I know you always test new creative. But it seems like the ads that you are running are still using some of the older creative.  I was wondering are you testing any new creative at this point that’s getting any traction there? Or do you think that you'll introduce any new creative going forward?

Mendo Akdag:

We introduced new creative in the June quarter, in April - March and April I should say. We were not happy with the results, so we went back to the old creative to make sure it’s apples to apples. Yeah, we will do, I mean, you know, we’re working on new creative, so we will always test new creatives to see if it beats the control.

Michael Kupinski:

Okay, thank you.

Coordinator:

Thank you, our next question or comment comes from Edward Woo.  Your line is open, and please state your company name.

Edward Woo:

Wedbush Securities. Thank you.  A clarifying question -- did you say that customer acquisition costs should be in the low 40’s for the next couple of quarters?

Mendo Akdag:

That’s my best guess at this time, so, but, you know, obviously we'll see what it will be.

Edward Woo:

Okay, and then the other question I had is in your press release, you said that “customers were given greater consideration to price and reducing their usage of product categories we offer.”  Is that just flea and tick or is that across all your product categories?

Mendo Akdag:

Mainly flea and tick, but according to the manufacturers, also heartworm preventative usage overall has went down.

Edward Woo:

Great, and the last question I have is what is your product mix? Was it pretty stable between advertising - prescription and nonprescription this quarter?

Mendo Akdag:

Prescription has grown and over-the-counter has gone down.

Edward Woo:

Okay, thank you.

Coordinator:

Thank you, our next question or comment comes from Anthony Lebiedzinski. Your line is open and please state your company name.

Anthony Lebiedzinski:

Sidoti & Company, just wanted to check, is the $46 of the new customer acquisition costs, was that a record for a quarter in terms of cost?

Mendo Akdag:

To be honest with you, I don't know. Is it, Bruce?

Bruce Rosenbloom:

I believe so.

Anthony Lebiedzinski:

Okay. I just wanted to clarify that. Okay.

Mendo Akdag:

Probably.

Exhibit 99.1 Page 4 of 7

Bruce Rosenbloom:

It’s not a record we probably want.

Mendo Akdag:

It’s not a record we want.

Anthony Lebiedzinski:

No, no, got it, okay. Well, all right.  And then a few months ago you introduced some pet supplies. I was wondering if you could give us an update on that, whether you expect to continue to offer those or make any changes to those assortments of products.

Mendo Akdag:

Yes, we are expanding our offerings and we'll continue to offer it. That’s one of our strategies in the long run and to offer pet supplies, even pet food.

Anthony Lebiedzinski:

Okay. And how are those doing? And have they met your expectations or below? I know you guys don't give out a specific number on that, but can you just give us a comment as to what, you know, what you’re seeing in terms of sales?

Mendo Akdag:

I mean, quarter to quarter it more than doubled June quarter versus September quarter, but, you know, it’s still not a - not material at this time.

Anthony Lebiedzinski:

And as far as the gross margin pressure, can you quantify perhaps how much was it increased of products versus margin pressures as you’re being competitive with your pricing?

Mendo Akdag:

The product cost increases we typically pass it on to the consumer. We are not able to do that because of the competitive pressure, so - and I would anticipate that to continue, especially on the flea category. I would anticipate more sales promotions.

Anthony Lebiedzinski:

Okay, and lastly, how much do you have left on your share buyback program now?

Mendo Akdag:

Approximately $6.0 million.

Anthony Lebiedzinski:

Okay, thank you.

Coordinator:

Thank you. And again, as a reminder, at this time if you have a question or a comment, please press star 1. Make sure your phone is un-muted and record your name for introduction. To withdraw that request, you may press star 2. Once again, for a question or a comment, it is star 1 and record your name. Our next question or comment comes from Mark Arnold. Your line is open and please state your company name.

Mark Arnold:

Piper Jaffray. Good morning.  I guess I just wanted to follow up a bit on the ad market. Obviously the market continues to get tougher here even though the economy isn't particularly strong right now. Can - and GE made some comments last Friday on their conference call that they’re continuing to see the scatter market up double digits in the calendar fourth quarter.  So can you maybe just talk about, you know, what - what’s going to change this trend, you know, in - more in your favor? Is it the - you know, obviously the economy improving is probably not necessarily the best thing from the ad market perspective.  Is it the getting past the election season here? You know, what are the different factors that we need to think about that are going to make the ad more - or that could drive the ad market more in your favor?

Exhibit 99.1 Page 5 of 7

Mendo Akdag:

What obviously this, you know, elections coming up, so this quarter it’s going to be tight. General advertisers have moved back to upfront buying. And that happened in the September quarter. So we are anticipating, you know, in January the scatter market should be more orderly. So at this time that’s our anticipation, so.

Mark Arnold:

Okay. So the next quarter here, it’s going to be tough because of the elections, but you are hoping it’s going to alleviate a bit annually?

Mendo Akdag:

Obviously, you know, elections are going to be over in two weeks, but the holiday season is typically always a scatter market. It’s tight typically on fourth quarters anyway, so - and it’s our off peak season, so.

Mark Arnold:

Okay. And then on the competitive environment, are you seeing more competition from Vet Clinic distributors rolling out kind of online support and fulfillment for some of their clinic customers?

Mendo Akdag:

No. Actually PVC was I think one of them that I think declared bankruptcy last quarter, so the competition is more coming from the retailers and mass merchants, you know, is where we are seeing it more and they're, you know, working with a lot less margins than we do.

Mark Arnold:

Okay. And one last question -- you said the prescription business is still growing. The OTC is down.

Mendo Akdag:

Correct.

Mark Arnold:

Are you doing anything to focus more attention on your prescription business with your Vet VIPPS certification and other things to really try to drive that business, you know, given the competitive environment on the flea and tick side in particular?

Mendo Akdag:

Yes, yes, we do. We continuously communicate to our customer database that we sell prescriptions, so that helps with that. And we do have a commercial that presents the prescriptions and we will likely going to be running it in the next few months.

Mark Arnold:

Great. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Ross Taylor. Your line is open and please state your company name.

Ross Taylor:

Hi. I think - it’s Ross Taylor with CL King. I think in your prepared remarks, you also mentioned that there was a lower response rate to your advertising, you know, this quarter. I just wondered, you know, what some of the factors might be that, you know, might be causing a lower response rate from your customers. Is it just a, you know, a greater maturity in your business? Or is it, you know, something else that might cause that lower response rate?

Mendo Akdag:

The soft demand and increased competition are the two main reasons.

Ross Taylor:

Okay, that’s all I have. Thank you.

Exhibit 99.1 Page 6 of 7

Coordinator:

Does that conclude the question or comment?

Ross Taylor:

Yes, it does.

Coordinator:

Thank you, our next question or comment comes from Mitch Bartlett. Your line is open and please state your company name.

Mitch Bartlett:

Craig-Hallum, just want to follow up on a question previous about the prescription business. What is the historical relationship or how does it work when - with flea and tick influencing the prescription business?  I have a conception that a strong flea and tick business will lead to the winter months being stronger, too. Is that true? Is there a kind of a connection between the two businesses?

Mendo Akdag:

Sure. I mean, when you get the customer, obviously if they have a prescription, they are more likely to buy from us, so if they purchase just flea product from us in the past, obviously they became a customer. And if their pet requires a prescription, then they are more likely to buy from us. So it really boils down to what is more cost-effective, what is the way of acquiring a customer, so historically, you know, flea presentation in our advertising has been much more cost-effective to acquire a customer than a prescription, so that’s why, you know, we do what we do.

Mitch Bartlett:

And so in the future, you may be focusing your - at least in part, some of your advertising on the prescription side of the business, which is a more costly but a higher return category?

Mendo Akdag:

Correct. Correct. Obviously, you know, if the numbers, if the return on investment is there, yes. The answer is yes.

Mitch Bartlett:

And the average order size in the quarter was up year over year. Is that a reflection of prescription? Is that just a mix influence? Or is there something else going on?

Mendo Akdag:

Yeah, we did a little better job of up-selling and typically in offers when we give a percent off compared to dollar off, we get a higher average order size.

Mitch Bartlett:

Great. Thank you.

Coordinator:

Thank you. And I'm currently showing no further questions. I would now like to turn the call back over to Mr. Akdag for closing comments.

Mendo Akdag:

Thank you. Our focus for the remainder of fiscal 2011 is one, expending our product offerings to pet supplies, and two, adding value by guiding the consumer to the right products with expert content.  This wraps up today’s conference call. Thank you for joining us.

Operator, this ends the conference call.

Coordinator:

Thank you.  That concludes today’s conference call. Thank you for your participation. You may disconnect at this time.

END

Exhibit 99.1 Page 7 of 7